UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

BRANDYWINE REALTY TRUST
(Exact name of issuer as specified in charter)

MARYLAND (State or Other Jurisdiction of Incorporation or Organization)	1-9106 (Commission file number)	23-2413352 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On November 29, 2004, we entered into a Sales Agreement (the “Sales Agreement”, a copy of which is filed as Exhibit 1.1 to this Current Report) with Brinson Patrick Securities Corporation (the “Sales Manager”). Pursuant to the Sales Agreement, we may offer and sell up to 3,000,000 of our common shares of beneficial interest (the “Common Shares”) from time to time through the Sales Manager. Sales of Common Shares under the Sales Agreement, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The compensation payable to the Sales Manager for sales of the Common Shares sold pursuant to the Sales Agreement will be equal to the sum of 2.5% of the initial $15,000,000 of the gross proceeds received in connection with sales of Common Shares under the Sales Agreement during each year ending December 1 plus 2.0% of the gross proceeds of sales of Common Shares under the Sales Agreement to the extent that they exceed $15,000,000 in any such year.

Item 9.01. Financial Statements and Exhibits

Exhibit

1.1	Sales Agreement between Brinson Patrick Securities Corporation and Brandywine Realty Trust dated November 29, 2004.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Common Shares.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: November 29, 2004	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Sales Agreement between Brinson Patrick Securities Corporation and Brandywine Realty Trust dated November 29, 2004.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Common Shares.